UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): May 21, 2004


                             AEGIS ASSESSMENTS, INC.
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

Commission file number

Delaware                                                72-1525702
--------                                                ----------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)


              7975 N. Hayden Road, Suite D363, Scottsdale, AZ 85258
              -----------------------------------------------------
                    (Address of principal executive offices)

                                  480.778.9140
                                  ------------
                           (Issuer's telephone number)

ITEM  9.    Regulation FD Disclosure

Reference is made to the Registrant's press release dated May 24, 2004, which is attached hereto as Exhibit 99.1. That press release announced that Aegis Assessments, Inc. signed a distribution agreement with JAD Corp. of America and received an initial $2.4 million purchase order for SafetyNet(TM) Radio Bridges(TM).


Index to Exhibits
-----------------

99.1     Press release dated May 24, 2004


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2004

Aegis Assessments, Inc.

/s/ Richard Reincke
-------------------
Richard Reincke
Secretary and Chief Operating Officer